Exhibit 10.11

MUTUAL NON-DISCLOSURE AGREEMENT

THIS MUTUAL NON-DISCLOSURE AGREEMENT (the “Agreement”) is made and entered into as of [●], 20[●] between Edison Oncology Holding Corp, a Nevada corporation with an address of Suite R, 3475 Edison Way, Menlo Park, California 94025, and [●], a [●] with an address of [●].

WHEREAS:

The parties wish to explore a potential business opportunity of mutual interest and in connection with this opportunity, each party may disclose or have already disclosed to the other certain confidential technical and business information which the Disclosing Party desires the Receiving Party (each as defined below) to treat as confidential.

NOW THEREFORE in consideration of the mutual disclosure and receipt of Confidential Information and the mutual covenants herein set forth, each party agrees and covenants as follows:

1. In this Agreement the following terms have the following meanings, respectively:

(a)	“Confidential Information” means any and all knowledge, know-how, information, materials, and/or techniques disclosed by the Disclosing Party to the Receiving Party including, without limitation, all information and data concerning the Disclosing Party’s business, marketing, customers, product development plans, supplier information, forecasts, strategies and financial plans, and all research, data, specifications, plans, technical drawings, prototypes, formulas, hardware, computer programs, databases, mask works, designs, algorithms, trade secrets, patents, patent applications, technology, circuits layouts, names and expertise of employees and consultants, interfaces, materials, cell lines, processes, ideas, inventions (whether patentable or not), schematics, models, documents, recordings, instructions, manuals, papers, or other materials of any nature whatsoever concerning the Disclosing Party’s proprietary data, process and technology, whether written or otherwise, relating to the same. However, any such disclosure will not be considered “Confidential Information” for the purposes of this Agreement if and when it:

(i)	is published or becomes available to the general public other than through a breach of this Agreement;

(ii)	is obtained by the Receiving Party from a third party with a valid right to disclose it, provided that said third party is not under a confidentiality obligation to the Disclosing Party;

(iii)	is independently developed by employees, agents or consultants of the Receiving Party who had no knowledge of or access to the Disclosing Party’s Confidential Information as evidenced by the Receiving Party’s business records; or

(iv)	was possessed by the Receiving Party prior to receipt from the Disclosing Party, other than through prior disclosure by the Disclosing Party, as evidenced by the Receiving Party’s business records.

(b)	Notwithstanding the foregoing, specific aspects or details of the Confidential Information shall not be deemed to be within the public domain or in the possession of Receiving Party merely because the Confidential Information is embraced by general disclosures in the public domain or in the possession of Receiving Party. In addition, any combination of Confidential Information shall not be considered in the public domain or in the possession of Receiving Party merely because individual elements thereof are in the public domain or in the possession of Receiving Party unless the combination and its principles are in the public domain or in the possession of Receiving Party.

(c)	“Disclosing Party” means the party or their respective Representatives whose Confidential Information is disclosed to the other.

(d)	“Receiving Party” means the party or their respective Representatives receiving Confidential Information disclosed by the other.

(e)	“Representatives” means a party’s respective officers, employees, directors, accountants, attorneys, agents or consultants, lenders and other professional advisors.

2. The parties hereby acknowledge and agree that the Disclosing Party owns any and all right, title and interest in and to the Confidential Information, and if requested the Receiving Party will endorse receipt of any written document comprising part of the Confidential Information by signing and dating a copy thereof and returning it to the Disclosing Party. For clarity, nothing in this Agreement will affect or restrict a party’s use or disclosure of its own Confidential Information.

3. The Receiving Party will not, without the Disclosing Party’s prior written consent, use the Confidential Information, directly or indirectly, for any purpose other than the evaluation of potential collaboration, commercial transaction and/or business relationship, and other matters and projects that are, during the term hereof, discussed between the parties (the “Purpose”). Without limiting the generality of the foregoing, the Receiving Party agrees that it will not, without the prior written consent of the Disclosing Party: (i) use or exploit the Confidential Information for the Receiving Party’s own benefit or the benefit of another, (ii) use any of the Confidential Information as the basis for the design or creation of any product, drug, compound, device, means or process, or (iii) reverse engineer, decompile, disassemble, chemically analyze, modify or create derivative works based on the Confidential Information.

4. The Receiving Party will keep and use all of the Confidential Information in confidence. The Receiving Party covenants and agrees that it has and will maintain an appropriate internal program limiting the internal distribution of the Confidential Information to those of its and its Affiliates’ officers, directors and employees who require the Confidential Information so that the Receiving Party may use the Confidential Information for the Purpose. The Receiving Party may disclose the Confidential Information to third-party consultants or professional advisors only with written permission from the Disclosing Party, and only to the extent that they require access to the Confidential Information in order to enable the Receiving Party to carry out the Purpose. The Receiving Party covenants and agrees that before making any Confidential Information available to any such officers, directors, employees, consultants or professional advisors, it will ensure they are under obligations of confidentiality which are equivalent to or greater than those set forth in this Agreement.

5. Each party also agrees to keep strictly confidential all discussions between the parties regarding the Purpose, as well as the fact that the parties are engaging in such discussions and have agreed to the confidentiality terms of this Agreement, and to disclose such information only to its Representatives with a need to know in connection with any of the foregoing matters and who are under obligations of confidentiality which are equivalent to or greater than those set forth in this Agreement.

6. To the extent any Confidential Information of the other party, or any other information made confidential by this Agreement, is required to be disclosed by law, judicial or administrative process or timely disclosure requirements of law or stock exchange policies, a party may do so provided it will promptly notify the other party thereof and allow the other party reasonable time to review such proposed disclosure. Any such disclosure, however, shall not relieve the Receiving Party of its obligations under this Agreement, and the Receiving Party shall only disclose that portion of the Confidential Information that, in the opinion of its legal counsel, it is legally obligated to disclose.

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7. The Receiving Party acknowledges and agrees that any and all disclosures of Confidential Information pursuant to this Agreement are on a non-exclusive and “as is” basis without representations, warranties or conditions of any kind and that the Disclosing Party is free to make similar or other disclosures to third parties. Nothing in this Agreement will create, or be construed to create, any license to the other party’s intellectual property rights. Furthermore, nothing contained herein will be deemed or construed to create between the parties hereto an agency relationship, partnership or joint venture. The Receiving Party understands that nothing herein (a) requires the disclosure of any Confidential Information which will be disclosed, if at all, solely at the option of the Disclosing Party or (b) requires the Disclosing Party to proceed with any proposed transaction or business relationship in connection with which Confidential Information may be disclosed or otherwise.

8. The Receiving Party acknowledges and agrees that damages may not be an adequate remedy to compensate the Disclosing Party for any breach of the Receiving Party’s obligations hereunder, and accordingly the Receiving Party agrees that, in addition to any and all other remedies available, the Disclosing Party will be entitled to obtain relief by way of a temporary or permanent injunction to enforce the terms of this Agreement.

9. Neither party will assign, transfer, charge or otherwise dispose of any or all of the rights, duties or obligations granted to it under this Agreement without the prior written consent of the other party.

10. Either party may terminate this Agreement by thirty (30) days prior notice in writing to the other party. Notwithstanding anything herein to the contrary, termination of this Agreement will not relieve the Receiving Party from the obligations of this Agreement with regard to Confidential Information disclosed hereunder prior to termination, which obligations will survive until such time as all Confidential Information of the other party disclosed hereunder becomes publicly known and made generally available through no action or inaction of the Receiving Party. Forthwith upon the termination of this Agreement, the Receiving Party will cease to use the Confidential Information in any manner whatsoever and deliver up to the Disclosing Party all of the Confidential Information in its possession or control and will cause any authorized third parties to whom disclosure was made to do the same, together with a certificate certifying that no copies have been made or retained, except that the Receiving Party shall have the right to retain one (1) copy of the Disclosing Party’s Confidential Information to the extent required by applicable laws or regulatory agencies and to demonstrate compliance with this Agreement.

11. This Agreement will be governed by and construed in accordance with the laws of the State of California in force therein without regard to conflicts of law rules.

12. In the event that any part, section, clause, paragraph or subparagraph of this Agreement will be held to be indefinite, invalid, illegal or otherwise voidable or unenforceable, the entire agreement will not fail on account thereof, and the balance of the Agreement will continue in full force and effect.

13. This Agreement supersedes all prior discussions and writings and constitutes the entire understanding between the parties with respect to the Purpose and the subject matter hereof and no modifications or waiver hereof will be binding unless executed in writing by the parties.

14. This Agreement will enure to the benefit and be binding upon the parties and their respective successors and permitted assigns.

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15. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

AS EVIDENCE OF THEIR AGREEMENT the parties hereto have executed this Agreement effective as of the date first above written.

EDISON ONCOLOGY HOLDING CORP.		[●]

By:		By:
Name:	Jeffrey A. Bacha	Name:	[●]
Title:	Chief Executive Officer	Title:	[●]

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